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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
POORE BROTHERS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

POORE BROTHERS, INC.
3500 SOUTH LA COMETA DRIVE
GOODYEAR, ARIZONA 85338

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2004

Dear Poore Brothers, Inc. shareholder:

        The 2004 Annual Meeting of Shareholders (the "Annual Meeting") of Poore Brothers, Inc., a Delaware corporation ("the Company"), will be held on May 18, 2004, at 3:00 p.m. local time, at The Wigwam Resort, 300 Wigwam Boulevard, Litchfield Park, Arizona 85340, for the following purposes:

  (1)
  To elect the Directors of the Company to serve until the 2005 Annual Meeting of Shareholders;

  (2)
  To approve an amendment to the Poore Brothers, Inc. 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares, from 2,500,000 to 3,000,000 shares.

  (3)
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed March 21, 2004 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed for the Annual Meeting.

        Your copy of the 2003 Annual Report of the Company is enclosed.

By Order of the Board of Directors
Eric J. Kufel President and Chief Executive Officer

Goodyear, Arizona
April 19, 2004

IMPORTANT

        YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

POORE BROTHERS, INC.
3500 SOUTH LA COMETA DRIVE
GOODYEAR, ARIZONA 85338

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 18, 2004

Solicitation of Proxies; Accompanying Documentation

        We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of Poore Brothers, Inc. (which we refer to as the "Company," "we," or "us"), for the 2004 Annual Meeting of Shareholders (the "Annual Meeting"), including any adjournment or postponement thereof. The Annual Meeting will be held at 3:00 p.m. Arizona time, on May 18, 2004, at The Wigwam Resort, 300 Wigwam Boulevard, Litchfield Park, Arizona 85340.

        Starting on or about April 19, 2004, we are mailing this proxy statement to shareholders entitled to vote at the Annual Meeting, together with a form of proxy and voting instruction card ("proxy card") and the Company's Annual Report for the year ended December 27, 2003 (which includes a copy of the Company's Form 10-K for such period, including audited financial statements, filed with the Securities and Exchange Commission (the "SEC")).

Costs of Solicitation

        All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, Directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent, American Stock Transfer & Trust Co., for their reasonable out-of-pocket expenses in forwarding such material.

Shareholders Entitled to Vote at the Annual Meeting

        If you were a registered shareholder at the close of business on the record date, March 21, 2004, you are entitled to receive this notice and to vote at the Annual Meeting. There were 18,581,788 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the Annual Meeting for each share of Company common stock you own.

How to Vote Your Shares

        Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote by simply marking, dating and signing your proxy card, and then returning it to the Company's transfer agent, American Stock Transfer & Trust Co., in the postage-paid envelope provided.

        Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

        You may revoke your proxy at any time before it is voted at the Annual Meeting by:

  •
  delivering written notice of revocation to: Secretary, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338, at any time before the proxy is voted;

  •
  executing and delivering a later-dated proxy; or

  •
  attending the Annual Meeting and voting by ballot.

        No notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matter taken prior to the receipt of such revocation. Your attendance at the Annual Meeting will not by itself revoke your proxy.

Voting at the Annual Meeting

        The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to vote in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the Annual Meeting.

        Your shares will be voted at the Annual Meeting as directed by the voting instructions on your proxy card if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting, and (4) you did not revoke your proxy prior to the Annual Meeting.

The Board's Recommendations

        If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

  •
  FOR the election of the nominated slate of Directors (see pages 3 and 4); and

  •
  FOR approval of the amendment to the 1995 Stock Option Plan (see pages 15 through 18); and

        If any other matters properly come before the Annual Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies.

Votes Required to Approve Each Item

        The presence at the Annual Meeting (in person or by proxy) of the holders of at least a majority of the shares outstanding on the record date, March 21, 2004, is necessary to have a quorum allowing us to conduct business at the Annual Meeting. The following votes are required to approve each item of business at the Annual Meeting:

  •
  Election of Directors: A plurality of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the election of the directors (Proposal 1).

  •
  Amendment to the 1995 Stock Option Plan: A majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the amendment to the Stock Option Plan (Proposal 2).

  •
  Other Items: A majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve any other items of business.

        Broker "non-votes" occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority. Accordingly, broker non-votes will have no effect on the outcome of the vote for the election of Directors or any other proposed matter. Shareholders of record who are present in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meetings, are considered shareholders who are present and entitled to vote and are counted toward the quorum. A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted. Accordingly, abstentions will have no effect on the outcome of the election of Directors, and will have the same effect as a vote "AGAINST" approval of the amendment to the Stock Option Plan.

Annual Meeting Admission

        You may attend the Annual Meeting if you are a registered shareholder, a proxy for a registered shareholder, or a beneficial owner of Company common stock with evidence of ownership.

Voting Results

        We will include the results of the Annual Meeting in the Company's next quarterly report filed with the SEC.

* * * * *

PROPOSAL 1—ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        The By-laws of the Company, as amended, provide that the number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors at any meeting or by the shareholders at the Annual Meeting. The Board of Directors of the Company has set the number of Directors comprising the Board of Directors at seven (7).

        The Board of Directors has nominated seven (7) persons for election as Directors of the Company at the Annual Meeting, each to serve until the 2005 Annual Meeting of Shareholders of the Company or until his successor shall have been duly elected and qualified. All of the nominees are currently serving as Directors of the Company. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of Directors pursuant to the By-laws of the Company.

        Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting, is required for the election of Directors. Shares will be voted for the nominees in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted "FOR" the election of the nominees.

        The table below sets forth the names and ages of the nominees for Director and, where applicable, the year each first became a Director of the Company.

Name	Age	Year First Became a Director of the Company
Thomas W. Freeze	52	1999
F. Phillips Giltner, III	55	2003
Mark S. Howells	50	1995
Eric J. Kufel	37	1997
James W. Myers	69	1999
Robert C. Pearson	68	1996
Aaron M. Shenkman	63	1997

        Set forth below for each person nominated to be a Director is a description of all positions held by such person with the Company and the principal occupations of such person during at least the last five years.

        Thomas W. Freeze.    Mr. Freeze has served as Senior Vice President since May 2000, as Chief Financial Officer, Secretary and Treasurer since April 1997, and as a Director since October 1999. From April 1997 to May 2000, Mr. Freeze served as a Vice President of the Company. From April 1994 to March 1997, Mr. Freeze served as Vice President, Finance and Administration—Retail of New England Business Service, Inc. From October 1989 to April 1994, Mr. Freeze served as Vice President, Treasurer and Secretary of New England Business Service, Inc. Previously, Mr. Freeze held various positions at high technology and public accounting companies.

        F. Phillips Giltner, III.    Mr. Giltner has served as a Director since July 2003. Mr. Giltner has been Senior Vice President and Chief Financial Officer of Shamrock Foods Company since May 1991. Starting in October 2003, Mr. Giltner has also served as the Chairman of the Audit Committee. Previously, Mr. Giltner served in various positions at consumer goods, financial services and public accounting companies.

        Mark S. Howells.    Mr. Howells has served as Chairman of the Board of the Company since March 1995 and as Chairman of the Compensation Committee since May 2003. Since May 2000, Mr. Howells has devoted a majority of his time to serving as the President and Chairman of M.S. Howells & Co., a registered securities broker-dealer. From 1987 to May 2000, Mr. Howells served as the President and Chairman of Arizona Securities Group, Inc., a registered securities broker-dealer. For the period from March 1995 to August 1995, Mr. Howells also served as President and Chief Executive Officer of the Company. He served as the Chairman of the Board of Poore Brothers Southeast, Inc., a former subsidiary of the Company, from its inception in May 1993 until it was dissolved in 1999 and served as its President and Chief Executive Officer from May 1993 to August 1994.

        Eric J. Kufel.    Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997. From November 1995 to January 1997, Mr. Kufel was Senior Brand Manager at The Dial Corporation and was responsible for the operating results of Purex Laundry Detergent. From June 1995 to November 1995, Mr. Kufel was Senior Brand Manager for The Coca-Cola Company where he was responsible for the marketing and development of Minute Maid products. From November 1994 to June 1995, Mr. Kufel was Brand Manager for The Coca-Cola Company, and from June 1994 to November 1994, Mr. Kufel was Assistant Brand Manager for The Coca-Cola Company. From January 1993 to June 1994, Mr. Kufel was employed by The Kellogg Company in various capacities including being responsible for introducing the Healthy Choice line of cereal and executing the marketing plan for Kellogg's Frosted Flakes cereal.

        James W. Myers.    Mr. Myers has served as a Director since January 1999. Mr. Myers has been President of Myers Management & Capital Group, Inc., a consulting firm specializing in strategic, organizational and financial advisory services to CEO's, since January 1996. From December 1989 to December 1995, Mr. Myers served as President of Myers, Craig, Vallone & Francois, Inc., a management and corporate finance consulting firm. Previously, Mr. Myers was an executive with a variety of consumer goods companies.

        Robert C. Pearson.    Mr. Pearson has served as a Director of the Company since March 1996. Mr. Pearson has been Senior Vice President-Corporate Finance for RENN Capital Group, Inc. since April 1997. Previously, Mr. Pearson had been an independent financial and management consultant specializing in investments with emerging growth companies. RENN Capital Group is the investment advisor of Renaissance Capital Growth & Income Fund III, Inc., the former owner of the Company's 9% Convertible Debentures and currently a shareholder of the Company. RENN Capital Group, Inc. also serves as the investment advisor of BFS US Special Opportunities Trust PLC and as investment manager for Renaissance US Growth and Income Trust PLC, both currently shareholders of the Company. From 1990 to 1994, Mr. Pearson served as Executive Vice President and Chief Financial Officer of Thomas Group, Inc., a publicly traded consulting firm. Prior to 1990, Mr. Pearson was Vice President-Finance of Texas Instruments, Incorporated. Mr. Pearson is currently a director of Advance Power Technology, Inc. (a semiconductor manufacturer) and CaminoSoft Corp. (a provider of information lifecycle management software), Laserscope, Inc. (a provider of medical laser systems) and Digital Learning Management Corporation (a provider of in-class and distance learning for vocational and continuing education).

        Aaron M. Shenkman.    Mr. Shenkman has served as a Director of the Company since June 1997. He has served as the General Partner of Managed Funds LLC since October 1997. He served as the Vice-Chairman of Helen of Troy Ltd., a distributor of personal care products, from March 1997 to October 1997. From February 1984 to February 1997, Mr. Shenkman was the President of Helen of Troy Ltd.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

* * * * *

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth in "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Shares of Common Stock Beneficially Owned(2)
Thomas W. Freeze 3500 S. La Cometa Drive Goodyear, AZ 85338	450,667	(3)	2.4
F. Phillips Giltner, III 5080 N. 40th Street, Suite 400 Phoenix, AZ 85018	2,000	(4)	0.0
Mark S. Howells 2390 E. Camelback Road, Suite 315 Phoenix, AZ 85016	829,269	(5)	4.4
Eric J. Kufel 3500 S. La Cometa Drive Goodyear, AZ 85338	313,333	(6)	1.7
James W. Myers 5050 N. 40th Street, Suite 300 Phoenix, AZ 85018	50,000	(7)	0.3
Robert C. Pearson 8080 North Central Expressway Suite 210/LB59 Dallas, TX 75206-1857	40,000	(8)	0.2
Aaron M. Shenkman 7159 Fay Avenue LaJolla, CA 92037	87,000	(9)	0.5
Glen E. Flook 3500 S. La Cometa Drive Goodyear, AZ 85338	378,667	(10)	2.0
Renaissance Capital Growth & Income Fund III, Inc. 8080 North Central Expressway Suite 210/LB59 Dallas, TX 75206-1857	1,686,357	(11)	9.1
Renaissance U.S. Growth & Income Trust PLC c/o RENN Capital Group, Inc. 8080 North Central Expressway Suite 210/LB59 Dallas, TX 75206-1857	1,035,125	(11)	5.6

BFS US Special Opportunities Trust PLC c/o RENN Capital Group, Inc. 8080 North Central Expressway Suite 210/LB59 Dallas, TX 75206-1857	1,100,055	(11)	5.9
Capital Foods, LLC 7380 S. Eastern Street Suite 150 Las Vegas, NV 89123	4,427,106	(12)	23.5
Larry R. Polhill 225 W. Hospitality Lane Suite 201 San Bernardino, CA 92408	2,213,553	(13)	11.8
Bradley J. Crandall 225 W. Hospitality Lane Suite 201 San Bernardino, CA 92408	2,213,553	(14)	11.8
Dakota Farms, LLC 7380 S. Eastern Street Suite 150 Las Vegas, NV 89123	2,213,553	(15)	11.8
Stillwater Capital, LLC 7380 S. Eastern Street Suite 150 Las Vegas, NV 89123	2,213,553	(16)	11.8
All executive officers and directors as a group (8 persons) (17)	2,150,936	(17)	10.9

(1)
Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2)
Shares of Common Stock which an individual or group has a right to acquire within 60 days of the Record Date pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table. On the Record Date, the date as of which these percentages are calculated, there were 18,581,788 shares of Common Stock issued and outstanding.

(3)
Includes 346,667 shares of Common Stock issuable to Mr. Freeze upon the exercise of stock options (250,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 73,333 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.

(4)
Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.

(5)
Includes 200,000 shares of Common Stock issuable to Mr. Howells upon the exercise of stock options (150,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 5,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.

(6)
Includes 133,333 shares of Common Stock issuable to Mr. Kufel upon the exercise of stock options (50,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 106,667 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.

(7)
Includes 30,000 shares of Common Stock issuable to Mr. Myers upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 5,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.

(8)
Includes 40,000 shares of Common Stock issuable to Mr. Pearson upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 5,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.

(9)
Includes 30,000 shares of Common Stock issuable to Mr. Shenkman upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 5,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.

(10)
Includes 286,667 shares of Common Stock issuable to Mr. Flook upon the exercise of stock options (250,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 58,333 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.

(11)
RENN Capital Group, Inc. serves as the investment advisor of Renaissance Capital Growth & Income Fund III, Inc. and BFS US Special Opportunities Trust PLC and as investment manager of Renaissance US Growth & Income Trust PLC.

(12)
Includes 250,000 shares of Common Stock issuable to Capital Foods, LLC upon the exercise of warrants that are exercisable within 60 days of the Record Date.

(13)
All of the shares of Common Stock beneficially owned by Mr. Polhill are registered in the name of Capital Foods, LLC. Consequently, the shares of Common Stock beneficially owned by Mr. Polhill represent a portion of the shares beneficially owned by, and disclosed in the above table with respect to, Capital Foods, LLC.

(14)
All of the shares of Common Stock beneficially owned by Mr. Crandall are registered in the name of Capital Foods, LLC. Consequently, the shares of Common Stock beneficially owned by Mr. Crandall represent a portion of the shares beneficially owned by, and disclosed in the above table with respect to, Capital Foods, LLC.

(15)
All of the shares of Common Stock beneficially owned by Dakota Farms, LLC are registered in the name of Capital Foods, LLC. Consequently, the shares of Common Stock beneficially owned by Dakota Farms, LLC represent a portion of the shares beneficially owned by, and disclosed in the above table with respect to, Capital Foods, LLC.

(16)
All of the shares of Common Stock beneficially owned by Stillwater Capital, LLC are registered in the name of Capital Foods, LLC. Consequently, the shares of Common Stock beneficially owned by Stillwater Capital, LLC represent a portion of the shares beneficially owned by, and disclosed in the above table with respect to, Capital Foods, LLC.

(17)
Includes (i) 1,066,667 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date (366,667 of which were granted under the Company's stock option plan and 700,000 of which were granted outside of the Company's stock option plan). Excludes 238,333 shares of Common Stock issuable upon the exercise of stock options granted under the Company's stock option plan which are not exercisable within 60 days of the Record Date.

PERFORMANCE GRAPH

        Included below is a line graph and a table comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing December 31, 1998 and ending December 27, 2003 covering the Company's five fiscal years ended December 31, 1999, 2000, 2001, and December 28, 2002 and December 27, 2003.

        The Company has selected a Peer Group consisting of the four publicly traded companies named below, which are in the snack food industry. Virtually all of the Company's direct competitors and peers are privately held companies or subsidiaries or divisions of larger publicly held companies so that the available members of the Peer Group are limited.

Date	Poore Brothers, Inc. ("SNAK")	NASDAQ Stock Market	Peer Group
December 31, 1998	$100.00	$100.00	$100.00
December 31, 1999	247.31	185.43	86.46
December 31, 2000	452.53	111.83	80.69
December 31, 2001	420.88	88.76	108.50
December 28, 2002	412.63	61.37	129.83
December 27, 2003	570.71	91.75	149.84

        This graph and table assumes that $100 was invested on December 31, 1998 in the Company's Common Stock, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Lance, Inc., Ralcorp Holdings, Inc., Golden Enterprises, Inc. and J&J Snack Foods Corp. and that dividends were reinvested.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

        The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. The Board of Directors has determined that all non-management Directors with the exception of Mr. Pearson, who is Senior Vice President-Corporate Finance for RENN Capital Group, Inc. which acts as investment advisor of Renaissance Capital Growth & Income Fund III, Inc. and BFS US Special Opportunities Trust PLC and as investment manager for Renaissance US Growth and Income Trust PLC, which entities, in the aggregate, beneficially own 20.6% of the Company's Common Stock (See "Security Ownership of Certain Beneficial Owners and Management"), are "independent" within the meaning of currently applicable rules of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") and the Nasdaq listing standards.

        As of the date of this Proxy Statement, two committees have been established, an Audit Committee and a Compensation Committee. The Board of Directors does not currently utilize a formal Nominating Committee or committee performing similar functions and therefore does not have a Nominating Committee charter. Instead, a majority of independent Directors identifies and recommends persons to be nominees for positions on the Board of Directors at each Annual Shareholders' Meeting and to fill vacancies on the Board between annual meetings. Board candidates, including Directors up for reelection, are considered based upon various criteria, such as broad-based business and professional skills and experiences, understanding of the Company's business and markets, concern for long-term interests of the shareholders, personal integrity, freedom from conflicts of interest, sound business judgment, and time available to devote to board activities. The Board of Directors has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Board may identify certain skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. In identifying potential candidates, the independent Directors may rely on suggestions and recommendations from the Board, management and others, and may also retain search firms for assistance. Current Directors whose terms are expiring and their past performance on the Board and its committees will be considered first using the criteria set forth above. The Board of Directors believes that this process is as effective in nominating qualified Director candidates as a more formal process instituted by a separate committee under a separate charter would be. Because it also believes that its independent Directors are in the best position to locate qualified candidates, the Board of Directors does not currently have a policy with regard to the consideration of any Director candidates recommended by shareholders.

        During the fiscal year ended December 27, 2003, the Board of Directors met seven times and took actions on four other occasions by unanimous written consent. During such period, there were four meetings of the Audit Committee and one meeting of the Compensation Committee. The Audit Committee took actions on one other occasion during the fiscal year by unanimous written consent, and the Compensation Committee took action on two additional occasions during such period by unanimous written consent. During the fiscal year ended December 27, 2003, each Director attended at least 75% of the Board of Directors meetings and meetings of any committees on which he served, except Mr. Shenkman, who attended 63% of the Board of Directors meetings and meetings of any committees on which he served. It is the Company's policy to encourage that the directors standing for election at the Annual Meeting attend the Annual Meeting. All Directors standing for election at the 2003 Annual Shareholders' Meeting attended the 2003 Annual Shareholders' Meeting.

        Non-management Directors generally meet in executive session at each regularly scheduled Board meeting without any members of management being present. In lieu of a regularly presiding Director, these sessions are presided over by the Chairman of the Board. At least once each year, the Board will hold an executive session at which only those Directors who are "independent" within the meaning of currently applicable rules of the Exchange Act and the Nasdaq listing standards are present.

Shareholder Communications with Directors

        Shareholders who wish to communicate with the Board of Directors, the non-management Directors or an individual Director may do so by sending a letter to the Secretary of the Company at 3500 South La Cometa Drive, Goodyear, Arizona 85338. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication". The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all or individual members of the Board. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

Code of Business Conduct

        Each of the Company's Directors, officers and employees are required to comply with the Poore Brothers, Inc. Code of Business Conduct and Ethics adopted by the Company. The Code of Business Conduct and Ethics sets forth policies covering a broad range of subjects and requires strict adherence to laws and regulations applicable to the Company's business. The Company has also adopted a Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer and all other finance managers. The Financial Code of Ethics supplements the Code of Business Conduct and Ethics and is intended to emphasize the importance of honest and ethical conduct in connection with the Company's financial reporting obligations. The Code of Business Conduct and Ethics and the Financial Code of Ethics will be available on the Company's website at www.poorebrothers.com, under the "Investors-Governance" captions, on or before the date of the Annual Meeting. Copies of these Codes may also be obtained, without charge, by any shareholder upon written request directed to the Secretary of the Company at 3500 South La Cometa Drive, Goodyear, Arizona 85338. The Company will post to its website any amendments to these Codes, or waiver from the provisions thereof, applicable to the Company's Directors or any principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions under the "Investor-Governance-Code of Business Conduct-Waivers" caption.

Audit Committee

        The Audit Committee has the responsibility to assist the Board of Directors in its oversight of the integrity of the Company's financial statements, the qualification and independence of the Company's independent auditors, and the performance of the independent auditors. Management has primary responsibility for the Company's financial statements, reporting process and internal controls, and the Company's independent auditors are responsible for auditing the financial statements in accordance with generally accepted accounting principles and issuing an opinion as to whether the Company's financial statements are, in all material respects, presented fairly in conformity with such principles. The Committee oversees the Company's financial reporting process, hires and sets the compensation of the Company's independent auditors, pre-approves all audit and non-audit engagements of the Company's independent auditors and related party transactions, reviews reports from the Company's independent auditors and the Company's financial statements, monitors and informs the Board of the Company's accounting policies and internal controls, reviews the scope of the audit, and monitors the quality and objectivity of the Company's financial statements and the independence of the Company's independent auditors. In addition, pursuant to its Charter, the Committee performs an annual evaluation of the adequacy of the Audit Committee's Charter. The Audit Committee is comprised of three members of the Board of Directors, Messrs. Giltner, Howells and Shenkman. Mr. Shenkman was designated by the Board to replace Mr. Pearson, effective immediately after the filing of this Proxy Statement. The Chairman of the Audit Committee is Mr. Giltner. The Audit Committee was established on October 22, 1996.

Report of the Audit Committee

        The Company's Audit Committee consists of three directors, each of whom the Board of Directors has determined to be "independent" within the meaning of currently applicable rules of the Securities Exchange Act of 1934 ("Exchange Act") and Nasdaq listing standards and financially literate as required by Nasdaq listing standards. In addition, the Board of Directors has determined that F. Phillips Giltner, III is an Audit Committee "financial expert" as defined by the rules under the Exchange Act and is "independent" as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A and will be available on the Company's website at www.poorebrothers.com under the "Investors-Governance" captions on or before the date of the Annual Meeting.

        The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 27, 2003 with management of the Company and with Deloitte & Touche LLP, the Company's independent public accountants. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees". The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche LLP its independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 27, 2003 for filing with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Board of Directors,

      F. Phillips Giltner, III, Chairman
      Mark S. Howells
      Robert C. Pearson

Compensation of Directors

        In June 2003, the Company granted options to purchase 5,000 shares of the Company's Common Stock to each person who was elected to the Board of Directors at the 2003 Annual Meeting of Shareholders (other than Messrs. Kufel and Freeze). Such options have an exercise price of $3.60 per share, are exercisable one year from the date of grant and have a term of five years.

        Additionally, in 2003, the Company adopted a revised Board of Directors compensation policy. For each quarterly Board meeting attendees are compensated $2,000 or $500 if they participate telephonically. For other meetings, such as the Annual Meeting, attendees are compensated $1,000 or $500 if they participate telephonically. For Committee meetings the Committee Chairman is compensated $1,000, and other attendees are compensated $500 if they physically attend or participate telephonically. The Company plans to continue to grant stock options in the amount of 5,000 options per year and 5,000 options to newly appointed Directors.

        Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and for other expenses incurred in their capacity as Directors.

Compensation Committee

        The Company's Compensation Committee is comprised of three members of the Board of Directors, Messrs. Howells, Myers, and Shenkman. The Chairman of the Compensation Committee is

Mr. Howells. The Board has determined that each of the Committee members is an outside Director within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, a non-employee Director under Rule 16b-3 under the Exchange Act, and "independent" within the meaning of currently applicable rules of the Exchange Act and Nasdaq listing standards. None of the members of the Committee are former officers or employees of the Company, except for Mr. Howells who resigned as President and Chief Executive Officer in August 1995. The Compensation Committee evaluates the performance and reviews and approves the compensation of executive officers, including the chief executive officer, of the Company. The Compensation Committee was established on June 12, 1997.

Report of the Compensation Committee on Executive Compensation

General Executive Compensation Policy

        The Company's executive compensation policy is designed (i) to attract to the Company qualified individuals who have the potential as executive officers to contribute to the long-term growth and success of the Company and thereby enhance shareholder value, (ii) to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to the Company, and (iii) to retain such executive officers in the employ of the Company. Accordingly, the Company's executive compensation policy is intended to offer the Company's executive officers competitive compensation opportunities that are tied to their contribution to the growth and success of the Company and their personal performance. Each executive officer's compensation package is comprised of three major elements: (i) base salary, which reflects individual performance and is generally set at market levels in the industry; (ii) annual cash incentive bonus, which provides an incentive to help the Company achieve its financial objectives; and (iii) periodic stock option grants, which strengthen the mutuality of interests between the executive officers and the Company's shareholders.

        As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary, and industry salary information. Year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year, changes in the general level of salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. The annual cash incentive bonus for each executive officer is based on a percentage of base salary set annually in advance by the Compensation Committee and is awarded based on individual performance and requires the Company to achieve the targeted profit level. In making base salary and cash incentive bonus decisions, the Compensation Committee exercises its judgment to determine the appropriate weight to be given to each of the above-listed factors. Stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. Stock option grants are intended to directly motivate an executive to maximize long-term shareholder value. In general, stock options granted to executive officers utilize three-year vesting periods that are intended to encourage executive officers to continue in the employ of the Company. Each executive officer also receives certain additional non-cash and non-stock benefits.

Implementation of Executive Compensation Policy

        The following describes the manner in which the Company's executive compensation policy was implemented with respect to the fiscal year ended December 27, 2003. Also summarized below are some of the more important factors that were considered in establishing each executive officer's compensation package for the 2003 fiscal year. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors (particularly, different measures of performance) in setting executive compensation for future fiscal years, but it is expected that all compensation decisions will be designed to further the general executive compensation policy set forth above.

        Each year, the Chief Executive Officer recommends to the Compensation Committee new base salary levels, annual incentive bonus levels as a percentage of base salary, and stock option grants for the Company's executive officers other than the Chief Executive Officer. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys of compensation, as well as the past and expected future contributions of the individual executive officers. The Compensation Committee then reviews the Chief Executive Officer's recommendations in light of its assessment of each officer's past performance and its expectation as to future contributions, and arrives at new compensation levels for each of the executive officers, including the Chief Executive Officer.

Chief Executive Officer Compensation

        In setting the compensation payable to Mr. Kufel, the Compensation Committee generally sets his base salary at market levels in the industry, while at the same time providing incentive and stock option compensation opportunities based on the Company's performance. Mr. Kufel's base salary for the fiscal year ended December 27, 2003, was established based upon the Compensation Committee's evaluation of the Company's performance and Mr. Kufel's personal performance, as well as its objective of improving the competitiveness of Mr. Kufel's salary as compared to salaries being paid to similarly situated chief executive officers. Mr. Kufel's salary was also based on the Compensation Committee's assessment of his favorable performance, which included his satisfaction of certain of the performance goals established by the Compensation Committee at the beginning of the fiscal year ended December 28, 2002, as well as the corporate performance of the Company during such year. Accordingly, the Compensation Committee approved an increase in Mr. Kufel's base salary to $290,400 effective January 2003. At that time, the Committee also approved an annual incentive bonus of up to 12.5% of base salary, subject to the Company's achieving the target profit performance for fiscal 2003. The Company achieved its profit target for fiscal 2003 and Mr. Kufel earned a bonus of $36,040 for fiscal 2003. In June 2003, the Compensation Committee approved an award to Mr. Kufel of stock options to purchase 80,000 shares of Common Stock. The stock options to purchase 80,000 shares were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and are subject to vesting. During fiscal 2003, all grants of stock options by the Company to its executive officers, including Mr. Kufel, were made pursuant to the Company's Stock Option Plan.

        Submitted by the Compensation Committee of the Board of Directors,

      Mark S. Howells, Chairman
      James W. Myers
      Aaron M. Shenkman

Compensation Committee Interlocks and Insider Participation

        Mark S. Howells, the current Chairman of the Board and Chairman of the Compensation Committee, was formerly President and Chief Executive Officer of the Company from March 1995 to August 1995 and also served as the Chairman of the Board of PB Southeast, a former subsidiary of the Company, from its inception in May 1993 until it was dissolved in 1999 and served as its President and Chief Executive Officer from May 1993 to August 1994.

EXECUTIVE OFFICERS

        The Board of Directors appoints the Company's executive officers. Certain information concerning the Company's executive officers is set forth below, except that information concerning Mr. Kufel, the Company's President and Chief Executive Officer, and Mr. Freeze, the Company's Senior Vice President, Chief Financial Officer, Secretary and Treasurer, is set forth above under "Proposal 1—Election of Directors."

        Glen E. Flook, age 45, has served as Senior Vice President—Operations since May 2000 and as Vice President—Manufacturing from March 1997 to May 2000. From January 1994 to February 1997, Mr. Flook was employed by The Dial Corporation as a Plant Manager. From January 1983 to January 1994, Mr. Flook served in various capacities with Frito-Lay, Inc., including Plant Manager and Production Manager.

Employment Agreements

        Messrs. Kufel, Flook and Freeze are employed under "at will" employment agreements which provide that their annual salary is subject to increases at the discretion of the Company's Board of Directors. Provided that the executive continues to comply with his obligations under his employment agreement, including his agreement not to compete with the Company's business for 12 months following termination, his employment agreement generally provides the following: (a) a severance allowance if the executive is terminated by the Company without cause that consists of a continuation of salary and car allowance for 12 months, nine months, or six months, respectively for Messrs. Kufel, Flook and Freeze, up to $10,000 for outplacement services and a pro rata portion of any amounts payable under any bonus plan or (b) a change of control payment if there occurs both a change of control (as defined in the agreements) of the Company and good reason (termination of executive by the Company without cause and other reasons set forth in the agreement) that consists of a lump sum payment equal to 200% of base salary, 12 months of car allowance and a pro rata portion of any amounts payable under any bonus plan for all three executives. The stock option agreements between these executives and the Company provide for immediate vesting of all options upon the occurrence of a change of control.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years, as applicable, to the Company's Chief Executive Officer and those other executive officers of the Company whose salary and bonuses, if any, exceeded $100,000 for the Company's fiscal year ended December 27, 2003.

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(4)	Stock Options Granted	All Other Compensation
Eric J. Kufel(1) President, Chief Executive Officer and Director	2003 2002 2001	$ $ $	288,322 210,194 196,923	$ $ $	36,040 112,106 6,942	— — —	80,000 40,000 60,000	— — —
Glen E. Flook(2) Senior Vice President—Operations	2003 2002 2001	$ $ $	172,125 152,072 146,559	$ $ $	15,061 35,882 4,949	— — —	25,000 30,000 40,000	— — —
Thomas W. Freeze(3) Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Director	2003 2002 2001	$ $ $	190,625 167,195 156,538	$ $ $	16,680 63,888 5,386	— — —	40,000 30,000 40,000	— — —

(1)
Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997.

(2)
Mr. Flook has served as Senior Vice President—Operations since May 2000. From March 1997 to May 2000, Mr. Flook served as Vice President—Manufacturing.

(3)
Mr. Freeze has served as Senior Vice President since May 2000, as a Director since October 1999, and as Chief Financial Officer, Secretary and Treasurer since April 1997. From April 1997 to May 2000, Mr. Freeze served as Vice President.

(4)
In accordance with SEC rules, perquisites and personal benefits have been omitted when such compensation does not exceed the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus for that year.

        The following table sets forth information concerning stock options granted during the fiscal year ended December 27, 2003 for the individuals shown in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted in connection with any such stock options during the fiscal year ended December 27, 2003.

OPTION GRANTS IN LAST FISCAL YEAR
(Individual Grants)

	Number of Shares of Common Stock Underlying Options Granted(1)
					Potential Realizable Value or Grant Date Value
		Percent of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price per Share	Expiration Date
					5%($)	10%($)
Eric J. Kufel	80,000	39.0%	$3.60	June 11, 2008	$79,569	$175,827
Glen E. Flook	25,000	12.2%	$3.60	June 11, 2008	$24,865	$54,946
Thomas W. Freeze	40,000	19.5%	$3.60	June 11, 2008	$39,785	$87,913

(1)
All listed stock options vest over a three-year period from the date of grant.

(2)
For purposes of calculating these percentages, stock options to purchase an aggregate of 25,000 shares of Common Stock granted to non-employee Directors during fiscal 2003 were excluded from Total Options Granted to Employees in Fiscal Year.

        The following table sets forth information concerning the number and value of unexercised stock options at December 27, 2003 held by the individuals shown in the Summary Compensation Table. None of such persons held any SARs at December 27, 2003 or exercised any SARs during 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

			Number of Shares of Common Stock Underlying Unexercised Options at December 27, 2003
	Number of Shares Received Upon Exercise	Aggregate Value Realized Upon Exercise			Value of Unexercised In-the-Money Options at December 27, 2003(1)
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric J. Kufel	675,000	$1,642,500	133,333	106,667	$200,133	$10,667
Glen E. Flook	115,000	$390,533	286,667	58,333	$484,233	$11,867
Thomas W. Freeze	125,000	$418,750	346,667	73,333	$597,633	$11,867

(1)
Value is the difference between the market value of the Company's Common Stock on December 27, 2003, which was $3.39 per share (based upon the last sales price of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq")), and the exercise price.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth information with respect to compensation plans under which shares of Common Stock of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	1,341,500	$2.51	93,851
Equity Compensation Plans not Approved by Shareholders(1)	1,290,500	$1.63	—
Total	2,632,000	$2.08	93,851

(1)
Consist of the three Plans described below in "Equity Compensation Plans not Approved by Shareholders"

Stock Option Plan Approved by Shareholders

        See "Proposal 2—Approval of Amendment of the Poore Brothers, Inc. 1995 Stock Option Plan to Increase the Number of Shares of Common Stock Reserved for Issuance Thereunder by 500,000 Shares, from 2,500,000 to 3,000,000 Shares."

Equity Compensation Plans not Approved by Shareholders

        In addition to stock options granted under the Stock Option Plan, the Company has granted non-qualified stock options which do not fall under the Stock Option Plan and have not been approved by the Company's shareholders ("Non-Plan Options"). Plan "A" consists of Non-Plan Options granted from August 1, 1995 to October 22, 1996 to two grantees to purchase an aggregate of 345,000 shares of Common Stock, with an average exercise price of $1.27 per share, immediate vesting and that expire ten years from the date of grant, including options to purchase 150,000 shares granted to Mr. Howells with an exercise price of $1.08. Plan "B" consists of Non-Plan Options granted from January 25, 2000 to November 5, 2001 to six grantees to purchase an aggregate of 620,000 shares of Common Stock, with an average exercise price of $1.65 per share, two and three year vesting and that expire five years from the date of grant, including options to purchase 400,000 shares granted to Mr. Kufel, 50,000 shares of which remain outstanding, with an exercise price of $1.50, 250,000 shares granted to Mr. Flook with an exercise price of $1.50 and 250,000 shares granted to Mr. Freeze with an exercise price of $1.50. Plan "C" consists of Non-Plan Options granted June 11, 2003 to 11 grantees to purchase an aggregate of 117,500 shares of Common Stock, with an exercise price of $3.60 per share, three year vesting and that expire five years from the date of the grant. As of March 21, 2004, Non-Plan Options to purchase a total of 1,082,500 shares of Common Stock were outstanding, with an average exercise price of $1.74 per share. See disclosure relating to Non-Plan Options set forth in Note 8 to the Company's Consolidated Financial Statements filed with the Securities and Exchange Commission with the Company's Form 10-K on March 23, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The land and building (140,000 square feet) occupied by the Company in Bluffton, Indiana is leased pursuant to a twenty-year lease dated May 1, 1998 with American Pacific Financial Corporation, an affiliate of Capital Foods LLC, a shareholder of the Company. See "Securities Ownership of Certain Beneficial Owners and Management." The lease extends through April 2018 and contains two additional five-year lease renewal periods at the Company's option. Lease payments are approximately $22,000 per month, plus CPI adjustments, and the Company is responsible for all real estate taxes, utilities and insurance.

* * * * *

PROPOSAL 2

APPROVAL OF AMENDMENT OF THE POORE BROTHERS, INC. 1995 STOCK OPTION PLAN TO
INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE
THEREUNDER BY 500,000, FROM 2,500,000 TO 3,000,000 SHARES

        In May 1995, the Board of Directors of the Company adopted the Poore Brothers, Inc. 1995 Stock Option Plan (the "Stock Option Plan"), which was subsequently approved by the Company's shareholders. The Stock Option Plan permits the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as non-qualified stock options. The Stock Option Plan originally provided for the issuance of options to purchase up to 300,000 shares of Common Stock. The Stock Option Plan was amended, effective August 30, 1996, pursuant to which the number of shares of Common Stock reserved for issuance thereunder was increased to 1,000,000 shares, amended again effective March 24, 1997, pursuant to which the number of shares of Common Stock reserved for issuance thereunder was increased to 1,500,000 shares, amended again effective October 6, 1999, pursuant to which the number of shares of Common Stock reserved for issuance thereunder was increased to 2,000,000 shares, and then amended again effective May 22, 2001, pursuant to which the number of shares of Common Stock reserved for issuance thereunder was increased to 2,500,000 shares. As of March 21, 2004, options to purchase an aggregate of 2,406,149 shares of Common Stock were granted and outstanding under the Stock Option Plan and a total of 93,851 shares of Common Stock remained available for future grants under the Stock Option Plan. In order to provide for sufficient shares of Common Stock for future grants, the Board of Directors has amended the Stock Option Plan, subject to shareholder approval, to provide that the number of shares of Common Stock reserved for issuance under the Stock Option Plan be increased by 500,000 shares, from 2,500,000 to 3,000,000 shares. The Stock Option Plan, as so amended, is hereby submitted to shareholders of the Company for approval.

        A general description of the basic features of the Stock Option Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which is attached hereto as Appendix B.

Purpose

        The purpose of the Stock Option Plan is to provide incentives that will attract and retain highly competent persons as Directors, officers and key employees of the Company and its subsidiaries by providing them with opportunities to acquire shares of Common Stock.

Administration

        The Stock Option Plan is administered by the Board of Directors or a committee appointed by the Board of Directors (a "Stock Option Committee"), which determines the persons to whom options are granted, and the number and terms of the options, including the exercise price. The Stock Option Plan is currently being administered by the Board of Directors and no Stock Option Committee has been appointed to date.

Eligibility; Grant of Awards

        Pursuant to the Stock Option Plan, directors, officers and key employees of the Company or its subsidiaries who have been selected by the Board of Directors or the Stock Option Committee as participants are eligible to receive grants of stock options under the Stock Option Plan. The Company and its subsidiaries currently have approximately 287 persons who are so eligible (comprising all employees and directors).

        All options granted under the Stock Option Plan are evidenced by written option agreements between the option holders and the Company. Option holders have no voting, dividend, or other rights of shareholders with respect to shares of Common Stock covered by their options prior to exercising such options and becoming the holders of record of shares of Common Stock. No options may be exercisable earlier than six months after the date of grant and no options may have a term longer than ten years. An option holder's options are subject to early termination in the event that the holder ceases to be an employee or director of the Company, as the case may be, or in the event of the holder's death. Certain outstanding options provide for full vesting upon a change of control of the Company. With respect to future option grants, the Board of Directors and the Stock Option Committee retain the right to provide for full vesting upon a change of control of the Company.

        The Stock Option Plan authorizes the grant of both incentive stock options ("ISOs") within the meaning of Section 422 of the Code and non-qualified stock options ("NQSOs"); provided, however, that ISOs may only be granted to participants who are employees of the Company on the date of grant. The exercise price of the stock options will be determined by the Board of Directors or the Stock Option Committee when the stock options are granted, subject to a minimum price (i) in the case of ISOs of 100% of the fair market value of the Common Stock at the time of the grant and (ii) in the case of NQSOs of 85% of the fair market value of the Common Stock at the time of the grant, each as determined in accordance with the Stock Option Plan. Payment for shares of Common Stock acquired pursuant to a stock option granted under the Stock Option Plan is to be made in cash. Payment may also be made by any other method established by the Board of Directors or the Stock Option Committee including, without limitation, the tendering of previously owned shares of Common Stock.

Shares Available; Non-transferability of Stock Options

        A total of 2,500,000 shares of Common Stock are currently reserved for issuance under the Stock Option Plan. If the amendment to increase the number of shares reserved for issuance under the Stock Option Plan is approved by the shareholders, the number of shares of Common Stock reserved for issuance under the Stock Option Plan will be increased by 500,000 shares to 3,000,000 shares. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan. Generally, no award or any right or interest therein is assignable or transferable.

Effect of Reorganization, Merger, Etc.

        Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Board of Directors or the Stock Option Committee in the event of a change in the number of issued and outstanding shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other changes in corporate structure affecting the Common Stock). In any such event, the exercise price of such options shall be adjusted so that the net value of the options, as adjusted, shall not be changed.

        In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation that results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, any participant to whom a stock option has been granted will have the right upon exercise of the option in whole or in part, to receive the Acquisition Consideration (as defined below) receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the stock option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" means the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction. In the case of any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization or similar occurrence resulting in changes in the Common Stock, the Board of Directors or the Stock Option Committee may authorize the issuance, continuation or assumption of stock options or provide for other equitable adjustments as it shall deem equitable and appropriate.

Duration, Amendment and Termination of the Stock Option Plan

        No stock option may be granted by the Company under the Stock Option Plan more than ten (10) years after the date of its approval by the Company's shareholders. The Board of Directors may amend or terminate the Stock Option Plan at any time. However, no such action shall reduce the amount of any existing stock option or change the terms and conditions thereof, without the holder's consent. In addition, no amendment of the Stock Option Plan shall, without the approval of the shareholders, (i) materially increase the total number of shares of Common Stock which may be issued under the Stock Option Plan; (ii) materially increase the amount or type of stock options that may be granted under the Stock Option Plan; (iii) materially modify the requirements as to eligibility for stock options under the Stock Option Plan; (iv) result in any member of the Stock Option Committee, if applicable, losing his status as a disinterested person under Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as amended; or (v) extend the term of the Stock Option Plan.

Certain Federal Income Tax Considerations

        The following is intended only as a general guide as to certain federal income tax consequences under current law for participants in the Stock Option Plan and does not attempt to describe all potential tax consequences. Furthermore, tax consequences are subject to change and a taxpayer's particular situation may be such that some variation of the described rules is applicable. Accordingly, each participant has been advised to consult his or her own tax advisor with respect to the tax consequences of participating in the Stock Option Plan.

        No tax obligation will arise for the optionee or the Company upon the granting of either ISOs or NQSOs under the Stock Option Plan. Upon exercise of a NQSO, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value on the date of exercise of the Common Stock acquired over the exercise price of the stock option. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the Common Stock generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. Income recognized by the optionee upon exercise may be subject to income tax withholding by the Company out of the current earnings paid to the optionee.

        Upon the exercise of an ISO, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the underlying shares of Common Stock. If the optionee does not dispose of the option shares within two years from the date the stock option was granted and within one year after the exercise of the stock option ("holding periods"), and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as a long-term capital gain. Subject to the limitations in the Stock Option Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed with the Company. The Company is not entitled to any tax deduction, except that if the stock is disposed of prior to satisfying the holding periods described above, the gain on the sale of such Common Stock equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise minus the option price or (ii) the amount realized on disposition minus the option price will be taxed to the optionee as ordinary income and the Company will be entitled to a deduction in the same amount. In the event of such a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income recognized by the optionee. Any additional gain or loss recognized by an optionee upon disposition of shares prior to the expiration of the holding period outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. The "spread" between the fair market value of the option stock and option price upon exercise of an ISO is an item of adjustment used in the computation of the "alternative minimum tax" of the optionee under the Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of such tax if applicable in the optionee's individual circumstances.

Awards Under the Stock Option Plan

        The following table presents information with respect to the dollar value and the number of awards outstanding as of March 21, 2004 under the Stock Option Plan:

Participant	Value of Stock Options(1)	Number of Shares of Common Stock Underlying Stock Options Granted
Eric J. Kufel	$89,900	240,000	(2)
Glen E. Flook	6,800	345,000	(2)
Thomas W. Freeze	105,800	420,000	(2)
All current executive officers, as a group	202,500	1,005,000
All current directors who are not executive officers, as a group	94,048	330,000	(2)
All employees, including all current officers who are not executive officers, as a group	173,763	654,000	(2)

(1)
The difference between the aggregate option exercise price and the market value of the underlying shares at March 21, 2004 ($3.15 per share, representing the last sale price on such date).

(2)
See "Stock Options Granted Outside of the Stock Option Plan."

New Plan Benefits

        Because the Stock Option Plan is a discretionary plan, it is not possible to determine what awards the Board of Directors or the Stock Option Committee will grant under the Stock Option Plan in the future.

Approval of the Amendment to the Stock Option Plan

        Assuming the presence of a quorum, the proposal to approve the above-described amendment to the Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting (in person or by proxy) and entitled to vote. Shares will be voted for or against such approval in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted "FOR" approval of the amendment to the Stock Option Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES, FROM 2,500,000 TO 3,000,000 SHARES.

* * * * *

INDEPENDENT AUDITORS

        Representatives of Deloitte & Touche LLP, the Company's independent auditors ("Deloitte & Touche"), are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire. In addition, such representatives are expected to be available to respond to appropriate questions from those attending the Annual Meeting.

        The Board of Directors engaged Deloitte & Touche to audit the Company's consolidated financial statements for the year ended December 27, 2003.

Principal Accountant Fees and Services

        The following table itemizes fees billed to the Company by Deloitte & Touche during fiscal years 2003 and 2002:

	2003	2002
Audit Fees:	$100,000	$85,000
Audit Related Fees(401(k) Plan):	10,000	7,500
Tax Fees:	—	—
All Other Fees:	—	—

Changes in Registrant's Certifying Accountant

        On May 8, 2002, the Board of Directors voted unanimously to adopt the recommendation of the Audit Committee to dismiss Arthur Andersen LLP ("Andersen") as the Company's independent auditors, and voted unanimously to elect Deloitte & Touche as the Company's independent auditors effective May 8, 2002. Andersen's reports on the Company's financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and the subsequent interim period preceding the dismissal of Andersen on May 8, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements for such years; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K. During the fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through May 8, 2002, the Company did not consult with Deloitte & Touche regarding the application of accounting principles to a specific completed or contemplated transaction nor the type of audit opinion that might be rendered on the Company's financial statements. Andersen furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of such letter, dated May 13, 2002, was filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on or about May 14, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations, during the fiscal year ended December 27, 2003, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the 2005 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act, the proposal must be on matters appropriate for shareholder action, in proper form and otherwise consistent with the rules and regulations under the Exchange Act and the Company's Bylaws, and received by the Secretary of the Company on or before December 14, 2004. In addition, if a shareholder intends to present a proposal for action at the 2005 Annual Meeting of Shareholders that is not governed by Rule 14a-8 of the Exchange Act, the shareholder must provide the Company with notice thereof by March 1, 2005. Proposals and notices should be directed to the Company's Corporate Secretary, Thomas W. Freeze, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338.

OTHER BUSINESS

        The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

        The Company is required to provide an Annual Report to shareholders who receive this proxy statement. The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003 (not including documents incorporated by reference), are available without charge to shareholders upon written request to the Company's Corporate Secretary Thomas W. Freeze, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338. You may review the Company's filings with the Securities and Exchange Commission by visiting the Company's website at www.poorebrothers.com.

By Order of the Board of Directors
Eric J. Kufel President and Chief Executive Officer

Goodyear, Arizona
April 19, 2004

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND DESIRE THEIR STOCK TO BE VOTED ARE URGED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

APPENDIX A

POORE BROTHERS, INC.
AUDIT COMMITTEE CHARTER

        This Audit Committee Charter (the "Charter") has been duly adopted by the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Poore Brothers, Inc. (the "Company").

ROLE AND PURPOSE

        The Committee assists the Board in fulfilling its responsibility for:

1.
oversight of the quality and integrity of the Company's financial statements,

2.
oversight of the Company's compliance with legal and regulatory requirements,

3.
oversight of the independent auditor's qualifications, independence and performance,

4.
oversight of the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established, and

5.
preparation of the report required pursuant to the rules of the Securities and Exchange Commission ("SEC") for inclusion in the Company's Proxy Statement.

        The Committee may have such other duties as may from time to time be assigned to it by the Board. The Committee shall maintain free and open dialogue with the independent auditors and management.

        In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices and ethics policy compliance brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee has the authority to obtain advice and assistance from outside legal counsel, accounting or other advisors as deemed appropriate to perform its duties and responsibilities hereunder. The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditor and to any advisors that the Committee chooses to engage, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee shall primarily fulfill its responsibilities by carrying out the activities enumerated in the section entitled "Duties and Responsibilities" below. The Committee shall report periodically to the Board of Directors regarding the execution of it duties and responsibilities.

ORGANIZATION AND MEETINGS

        The Committee shall be comprised of three or more directors determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations, including the requirements of the Nasdaq Stock Market and the Sarbanes-Oxley Act of 2002), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. No member shall, other than in his or her capacity as a member of the Committee, the Board or any other Board committee, accept any consulting, advisory or other compensatory fee from, or be an affiliated person of, the Company or any of its subsidiaries.

        Committee members shall be generally knowledgeable in finance and accounting matters, and be able to read and understand financial statements, including a company's balance sheet, income statement, and cash flow statement. In addition, at least one member of the Committee shall be a "financial expert", as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act. If no member is a "financial expert", the Committee shall inform the Company. The existence of such a member, including their name and whether or not they are independent, shall be disclosed in periodic filings as required by the SEC.

        The members of the Committee shall be elected annually to one-year terms by a majority vote of the Board at its annual organizational meeting that normally occurs near the time of the Annual Meeting of Shareholders. Any vacancies on the Committee shall be filled by a majority vote of the Board. No member shall be removed except by majority vote of the independent directors of the Board.

        One of the members of the Committee shall be elected Committee Chairman by the Board. The Committee Chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making periodic reports to the Board. The Committee Chairman shall also maintain liaison with the CEO, CFO and primary audit partner as necessary or appropriate.

        The Committee shall meet at least quarterly each year and as many additional times as the Committee deems necessary. The Chairman or any two members of the Committee may call meetings of the Committee. The Committee, at its discretion, may invite members of management or others to attend its meetings or portions thereof and to provide information as the Committee deems necessary. A majority of the members of the Committee shall constitute a quorum, and a majority of the members of the Committee shall be empowered to act on behalf of the Committee. The Committee shall meet periodically in executive session with the independent auditors. The Committee shall maintain minutes of its meetings and records relating thereto and provide copies of such to the Board upon request. Meetings may be held telephonically.

DUTIES AND RESPONSIBILITIES

        The Committee's duties and responsibilities, to the extent not performed by the full Board, include:

1.
Reviewing and assessing the adequacy of this Charter periodically, at least annually, and recommending any proposed changes to the Board for approval.

2.
Evaluating, together with management, the performance of the independent auditors and, when appropriate, recommending to the Board the selection, retention or replacement of the independent auditors. This review should include a discussion of the services provided and the fees charged by the independent auditors. The independent auditors shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they occur.

3.
Reviewing and approving the independent auditor's annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships. Approval of audit and permitted non-audit services may also be made by one or more designated members of the Committee in accordance with SEC rules, who shall report any such approvals to the Committee at its next scheduled meeting.

4.
Reviewing the scope and general extent of the independent auditors' annual audit, including reviewing the factors considered by the independent auditors in determining the audit scope and any major risk factors. In addition, the independent auditors should confirm to the Committee that no limitations were placed on the scope or nature of their audit procedures. The Committee should inquire about the cooperation received and whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

5.
Inquiring at least annually as to the independence of the independent auditors and obtaining annually from the independent auditors a formal written report describing:

(i)
the firm's internal quality control procedures,

(ii)
any material issues raised by its most recent internal quality control review, or peer review, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, with respect to any audit that it has carried out, and steps taken to deal with any such issues, and

(iii)
all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

  The Committee shall discuss all such relationships and their impact on the auditor's independence, and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

6.
Reviewing and discussing with management and the independent auditors the financial and non-financial information (e.g. MD&A) included in

(i)
the Company's annual financial statements prior to its filing on Form 10-K,

(ii)
quarterly financial statements prior to its filing on Form 10-Q,

(iii)
all internal controls reports, and

(iv)
other relevant reports or financial information submitted by the Company to any governmental entity or the public, including management certifications required pursuant to Sarbanes-Oxley Act of 2002 and any other reports issued by the independent auditor.

7.
Reviewing critical accounting policies and such other accounting or financial reporting policies of the Company the Committee deems appropriate prior to any quarterly or annual filings with the SEC, including any

(i)
material financial reporting issues,

(ii)
major issues regarding financial statement presentations or accounting principles,

(iii)
significant changes in the selection or application of accounting principles and any related reports or analyses prepared by management and/or the independent auditors,

(iv)
significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including related reports and analyses of the ramifications and effects of alternative methods under generally accepted accounting principles,

(v)
alternative treatments of financial information discussed by management and the independent auditors, ramifications thereof and the treatment preferred by the independent auditors,

(vi)
written reports or communications between the independent auditors and management, including management letters, schedule of unadjusted differences, and

(vii)
regulatory or accounting initiatives relevant to the Company.

8.
Reviewing and discussing earnings releases with management prior to their release, including any "pro forma" or "adjusted non-GAAP" information disclosures. These discussions should include financial and non-financial information and the type of earnings guidance provided to security analysts and investors.

9.
Discussing and reviewing with management and the independent auditors the adequacy and effectiveness of the Company's internal controls, including

(i)
evaluations of the Company's internal control structure (including disclosure controls) and financial reporting processes (both internal and external), and

(ii)
the yearly report prepared by management pursuant to Section 404(c) of the Sarbanes-Oxley Act of 2002.

10.
Recommending to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K and issuing a summary report, including appropriate oversight conclusions, for submission to shareholders which meets the rules and requirements of the SEC.

11.
Meeting at least annually with the Company's outside general counsel to review legal and regulatory matters, including any matters that may have a material impact on the Company's financial statements and the Company's corporate securities trading policy.

12.
Reviewing and approving all related party transactions.

13.
Establishing and periodically reviewing and assessing the adequacy of the Company's Ethics and Conduct Policies and ensuring that management has established a system to enforce these policies and these policies are in compliance with all applicable rules and regulations.

14.
Establishing procedures for

(i)
the confidential and anonymous submission by Company Associates of concerns regarding questionable accounting or auditing matters, and

(ii)
the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

15.
Performing any other activities consistent with this Charter, the Company's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

POORE BROTHERS, INC. 1995 STOCK OPTION PLAN
(as amended through May 22, 2001)

        1.    Purpose.    The Poore Brothers, Inc. 1995 Stock Option Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as directors, officers and key employees of Poore Brothers, Inc. (the "Company") and its subsidiaries by providing them opportunities to acquire shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company.

        2.    Administration.    The Plan will be administered by a committee of the Board of Directors (the "Committee") which shall be comprised of one or more directors who shall be ineligible to receive options while serving as a member of the Committee; provided, however, that if the Common Stock of the Company becomes registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), members of the Committee must qualify as disinterested persons within the meaning of Rule 16b-3 under the 1934 Act; and provided further, however, that, in the absence of a Committee, all of the authority and powers granted to the Committee under the Plan may be exercised by the then-serving members of the Board of Directors of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company or its subsidiaries shall be liable for any act or failure to act hereunder, by any other member or employee or by an agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

        3.    Participants.    Participants will consist of such directors, officers and key employees of the Company or its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Options under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Option in any other year or, once designated, to receive the same type or amount of Stock Option as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Options.

        4.    Shares Reserved under the Plan.    Two Million Five Hundred Thousand (2,500,000) shares of authorized but unissued shares of Common Stock are reserved for issue and may be issued in connection with Stock Options granted under the Plan. Any shares subject to Stock Options or issued under such options may thereafter be subject to new options under this Plan if there is a lapse, expiration or termination of any such options prior to issuance of the shares or if shares are issued under such options and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, subject to any Securities and Exchange Commission rules regarding the availability of such shares, if applicable.

        5.    Stock Options.    Stock Options will consist of awards from the Company, in the form of agreements, which will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price, subject to adjustment as hereinafter provided. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

          a)    Exercise Price.    Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted; and provided, further, that the per-share exercise price for Nonqualified Stock Options shall not be less than 85% of the Fair Market Value of the Common Stock on the date the option is granted.

          b)    Payment of Exercise Price.    The option exercise price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock, or a combination thereof, or such other consideration as the Committee may deem appropriate.

          c)    Exercise Period.    Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Options shall be exercisable earlier than six months after the date they are granted. In addition, Stock Options shall not be exercisable later than ten years after the date they are granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Option at the date of grant.

          d)    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000.00. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

        6.    Adjustment Provisions.

          a)    If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock), the total number of shares available for Stock Options under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Stock Option and the reference price shall be adjusted so that the net value of such Stock Option shall not be changed.

            (1)   In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Stock Option, any participant to whom a Stock Option has been granted shall have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof in whole or in part the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition.

    The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

          b)    Notwithstanding any other provision of this Plan, the Committee may authorize the issuance, continuation or assumption of Stock Options or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

        7.    Nontransferability.

          a)    Each Stock Option granted under the Plan to a participant shall not be transferable and shall be exercisable, during the participant's lifetime, only by the participant.

          b)    If the participant shall cease to be either a director or a regular full-time employee of the Company or its subsidiaries for any reason other than a termination for cause or a termination by reason of death, any unexercised portion of said Stock Option shall terminate sixty (60) days after the date of the termination of employment, or upon the expiration of the Stock Option, whichever shall first occur.

          c)     If the event that the participant's employment is terminated for cause, the unexercised portion of the Stock Option shall terminate immediately upon the giving of the notice of such termination. For purposes of this paragraph, "for cause" shall mean incompetence, gross negligence, insubordination, conviction of a felony or willful misconduct by the participant as determined in good faith by the Board of Directors of the Company, the Committee or the Board of Directors of the subsidiary of the Company by which the participant is employed. Nothing in this Plan or in any Stock Option granted pursuant to this Plan shall confer on any participant the right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate the participant's employment at any time.

          d)    In the event of the death of the participant, the participant's estate shall have the privilege of exercising any Stock Options not theretofore exercised by the participant, to the extent that the participant was entitled to exercise such rights on the date of the participant's death; but in such event, the period of time within which the purchase or exercise may be made shall be the earlier of (a) 180 days next succeeding the death of the participant or (b) the expiration of the term of the Stock Option.

        8.    Other Provisions.    The award of any Stock Option under the Plan may also be subject to such other provisions (whether or not applicable to any Stock Option awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired under any form of Stock Option, provisions for the acceleration of exercisability or vesting of Stock Options in the event of a change of control of the Company, provisions for the payment of the value of Stock Options to participants in the event of a change of control of the Company, provisions for the forfeiture of, or provisions to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

        9.    Fair Market Value.    For purposes of this Plan and any Stock Options awarded hereunder, "Fair Market Value" shall be the average of the highest and lowest sale prices for the Company's Common

Stock on the date of calculation (or on the last preceding trading date if the Company's Common Stock was not traded on the date of calculation) if the Company's Common Stock is readily tradable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

        10.    Withholding.    All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of a Nonqualified Stock Option by election to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.

        11.    Tenure.    A participant's right, if any, to continue to serve the Company or a subsidiary of the Company as an officer, director, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan.

        12.    Duration, Amendment and Termination.    No Stock Option shall be granted more than ten years after the date of the approval of the Plan by the shareholders of the Company, provided, however, that the terms and conditions applicable to any Stock Option granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder or under any other present or future plan of the Company, Stock Options may be granted to such participant in substitution and exchange for, and in cancellation of, any Stock Options previously granted such participant under the Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Stock Option or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the shareholders of the Company, (i) materially increase the total number of shares which may be issued under the Plan; (ii) materially increase the amount or type of Stock Options that may be granted under the Plan; (iii) materially modify the requirements as to eligibility for Stock Options under the Plan; (iv) result in any member of the Committee losing his or her status as a disinterested person under Rule 16b-3 under the 1934 Act; or (vi) extend the term of this Plan.

        13.    Governing Law.    The Plan, Stock Options granted hereunder and action taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        14.    Government Regulations.    The Plan and the grant and exercise of Stock Options hereunder, and the obligation of the Company to sell and deliver shares under such Benefits, shall be subject to all applicable laws, rules and regulations, including without limitation all applicable federal and state securities laws.

        15.    Shareholder Approval.    The Plan was adopted by the Board of Directors of the Company on May 25, 1995. The Plan and any Stock Options granted thereunder shall be null and void if shareholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors.

POORE BROTHERS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Eric J. Kufel and Thomas W. Freeze, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of common stock, par value $.01 per share, of Poore Brothers, Inc. (the "Company") held of record by the undersigned on March 21, 2004, at an Annual Meeting of Shareholders of the Company to be held on May 18, 2004 or any adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR ALL NOMINEES in the Election of Directors and FOR approval of the Stock Option Plan.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

POORE BROTHERS, INC.

May 18, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

v Please detach along perforated line and mail in the envelope provided. v

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN THE
ELECTION OF DIRECTORS
AND "FOR" APPROVAL OF THE STOCK OPTION PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
Election of Directors

NOMINEES:
☐	FOR ALL NOMINEES	☐ ☐	Thomas W. Freeze F. Phillips Giltner, III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ ☐ ☐	Mark S. Howells Eric J. Kufel James W. Myers
☐	FOR ALL EXCEPT (See instructions below)	☐ ☐	Robert C. Pearson Aaron M. Shenkman

        INSTRUCTION:    To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:    ☐

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO APPROVE AN AMENDMENT TO THE POORE BROTHERS, INC. 19095 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES FROM 2,500,000 TO 3,000,000 SHARES.	☐	☐	☐

3.	TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUALMEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK BOXES IN BLUE OR BLACK INK.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Shareholder	Date:	Signature of Shareholder	Date

        Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2004
IMPORTANT
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2004
PROPOSAL 1—ELECTION OF DIRECTORS (Item 1 on Proxy Card)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PERFORMANCE GRAPH
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR (Individual Grants)
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 APPROVAL OF AMENDMENT OF THE POORE BROTHERS, INC. 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000, FROM 2,500,000 TO 3,000,000 SHARES
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER BUSINESS
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS
POORE BROTHERS, INC. AUDIT COMMITTEE CHARTER
ROLE AND PURPOSE
ORGANIZATION AND MEETINGS
DUTIES AND RESPONSIBILITIES
POORE BROTHERS, INC. 1995 STOCK OPTION PLAN (as amended through May 22, 2001)
POORE BROTHERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(Continued and to be signed on the reverse side)
ANNUAL MEETING OF SHAREHOLDERS OF POORE BROTHERS, INC. May 18, 2004